UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 10, 2013

GBS ENTERPRISES INCORPORATED

 (Exact Name of Registrant as Specified in its Charter)

Nevada	000-53223	27-3755055
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

585 Molly Lane

Woodstock, GA 30189

(Address of principal executive offices) (Zip Code)

(404) 891-1711

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

With a copy to:

Philip Magri, Esq.

The Magri Law Firm, PLLC

11 Broadway, Suite 615

New York, NY 10004

T: (646) 502-5900

F: (646) 826-9200

pmagri@magrilaw.com

www.MagriLaw.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 10, 2013, the Board of Directors of GBS Enterprises Incorporated, a Nevada corporation (the “Company”), reappointed Joerg Ott as the Chief Executive Officer (Principal Executive Officer) of the Company, effective immediately. Mr. Ott replaces Mr. Gary D. MacDonald who had been serving as the Company’s Interim Chief Executive Officer since July 11, 2012. Mr. MacDonald was also reappointed as the Company’s Executive Vice President, effective immediately, and continues to serve as the Company’s Managing Director of World Wide Operations, Chief Development Officer and a member of the Board of Directors and the Board’s Audit Committee. Mr. MacDonald’s resignation as the Company’s Interim Chief Executive Officer was not due to any disagreement with the Board of Directors.

Joerg Ott (age 47): Since April 26, 2010, Mr. Ott has been serving as the Company’s Chairman of the Board. From April 26, 2010 to July 11, 2012, Mr. Ott served as the Company’s Chief Executive Officer. Since April 2002, Joerg has also been serving as the Chief Executive Officer of GROUP Business Software AG, (a 50.1% subsidiary of the Company). GROUP Business Software AG has been trading at Frankfurt Stock Exchange since early 2000. From December 2000 to October 2002, Joerg was the Chief Executive Officer of Senator AG, a software company specializing in machine translation software. From October 1998 to December 2000, Joerg was the founding General Manager of Global Words GmbH, a technology and services company focusing on multi-lingual telephone based conference service. In 1997, Joerg founded OUTPUT! GmbH, a German based sales training company. Mr. Ott earned his MBA from University of Passau, Germany, focusing on Operations Research and Finance. He is also a Harvard Business School alumnus, graduated in 2009.

Key Attributes, Experience and Skills: Mr. Ott brings his strategic vision for our Company to the Board together with his leadership, business experience and investor relations skills. Mr. Ott has an immense knowledge of our Company, GROUP and other subsidiaries which is beneficial to the Board. Mr. Ott’s service as Chairman bridges a critical gap between the Company’s management and the Board, enabling the Board to benefit from management’s perspective on the Company’s business while the Board performs its oversight function.

Gary D. MacDonald (age 58): From July 11, 2012 to July 10, 2013, Gary D. MacDonald served as the Interim CEO of the Company. Since July 11, 2012, Gary has been serving as the Managing Director of Worldwide Operations of the Company. Since December 2, 2011, Mr. MacDonald has been a member of the Company’s Board of Directors; and since March 1, 2012, Mr. MacDonald has been a member of the Board’s Audit Committee. Since April 30, 2010, Mr. MacDonald has also been serving as the Executive Vice President and Chief Corporate Development Officer of the Company. From September 2005 to February 2008, Mr. MacDonald served as the Chief Operating Officer of GROUP. Since February 2008, Mr. MacDonald has been serving as the Chief Corporate Development Officer of GROUP. From November 2003 to August 2005, Mr. MacDonald served as the Vice President, Corporate Development and Government Relations Officer at Raydiance, Inc., a privately held research company. From August 1994 to September 2003, Mr. MacDonald served as the Senior Vice President of Sales and Marketing at Kingston Technology Company, a privately held company in the computer hardware industry. From October 1991 to August 1994, Mr. MacDonald served as the Vice President and Principal of Impediment Incorporated, a privately held company in the computer hardware industry.

Key Attributes, Experience and Skills: Mr. MacDonald brings his invaluable executive experience at GROUP and the Company to the Board, as well as his leadership, operational and investor relations skills. Mr. MacDonald has an immense knowledge of our Company, GROUP and other subsidiaries which enables the Board to benefit from management’s perspective on the Company’s business while the Board performs its oversight function.

Family Relationships

Neither Mr. Ott nor Mr. MacDonald has a family relationship (defined in Item 401(d) of Regulation S-K as any relationship by blood, marriage, or adoption, not more remote than first cousin) with any director or executive officer of the Company, or any person nominated or chosen by the Company to become a director of executive officer.

Transactions with Related Persons

Joerg Ott:

■	On April 16, 2012, the Company sold 120,000 Units to Joerg Ott, for a price of $1.50 per Unit, for a total purchase price of $180,000. Each Unit consisted of one share of Common Stock of the Company and one warrant to purchase one share of Common Stock of the Company from the date of issuance until the third anniversary date of the date of issuance for $1.50 per share. The Company sold the Units and underlying securities to Mr. Ott in reliance on Section 4(2) of the Securities Act due to the fact that the issuance was isolated and did not involve a public offering of securities.

■	On April 30, 2012, $172,500 in debt to a company owned by Joerg Ott was converted at $1.15 per unit into 150,000 units, with each unit consisting of one share of common stock and one warrant. Each warrant allows the holder to purchase one common share at $1.75 for a period of three years. The Company issued the securities pursuant to Section 4(2) under the Securities Act due to the fact that the issuance was isolated and did not involve a public offering of securities.

■	On July 5, 2012, the Company entered into a convertible promissory note agreement (the “Loan Agreement”) with Vitamin B Venture GmbH, an entity of which Mr. Ott has voting and dispositive control. Pursuant to the Loan Agreement, the Company issued a convertible promissory note, dated July 5, 2012 (the “Note”), to Vitamin B Venture GmbH for the principal amount of $252,500, bearing interest at a rate of 8.5% per year and maturing on the earlier of the first anniversary date of the date of issuance or such other time as described in more detail in the Note. The Note was convertible in full at $0.50 per share into common stock of the Company if this conversion was exercised on or before September 30, 2012. If not exercised, Vitamin B Venture GmbH would receive a 3-year warrant to purchase 250,000 shares of common stock at $1.00 per share. The conversion was not exercised by September 30, 2012, therefore, as per the terms of the Loan Agreement Vitamin B Venture GmbH was issued a 3-year warrant to purchase shares at 250,000 shares of common stock at $1.00 per share.

Gary D. MacDonald:

None reportable pursuant to Item 404 of Regulation S-K.

Material Plan, Contract or Arrangement

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GBS ENTERPRISES INCORPORATED

By:	/s/ Markus R. Ernst
Markus R. Ernst
Chief Financial Officer
(Principal Financial and Accounting Officer)

Dated: July 15, 2013